ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301
                           Direct Line: (954) 766-7858




                                 January 9, 1998

Ensec International, Inc.
751 Park of Commerce Drive
Suite 104
Boca Raton, Florida  33487

         Re: Registration Statement on Form S-3; Ensec International, Inc. (the "Company"), 591,250 Shares of Common Stock

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by the Company of 591,250 shares of Common Stock, par value $.01 per share (the "Common Stock") to be sold by the Selling Security Holders designated in the Registration Statement. The shares of Common Stock to be sold consist of (i) up to 231,250 shares issuable upon conversion of upon the exercise of Common Stock Purchase Warrants held by Selling Security Holders; (ii) 330,000 shares issuable to consultants to the Company, pursuant to written consulting agreements; and
(iii) 30,000 shares issuable to legal counsel to the Company.

         In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Certificate of Incorporation (as Amended), By-Laws, instruments pertaining to the issuance of the shares of Common Stock, and related exhibits and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

         Based upon and in reliance of the foregoing, we are of the opinion that the Common Stock and Common Stock to be issued upon conversion of the Convertible Notes and exercise of the Warrants, is and when issued in accordance with the terms of such security, will be validly issued, fully paid and non-assessable.

98/5444.100/98340.1

Ensec International, Inc.
January 9, 1998
Page 2



         We hereby consent to the use of this opinion in the Registration Statement on Form S-3 to be filed with the Commission. Members of Atlas, Pearlman, Trop & Borkson, P.A. own 30,000 Shares of the Company's Common Stock.

                                     Very truly yours,

                                     ATLAS, PEARLMAN, TROP & BORKSON, P.A.

                                     /s/ Atlas, Pearlman, Trop & Borkson, P.A.
                                     -----------------------------------------
                                         Atlas, Pearlman, Trop & Borkson, P.A.



98/5444.100/98340.1